                           CREDIT AND SECURITY AGREEMENT

                             Dated as of April 15, 1999

          MINNESOTA BREWING COMPANY, a Minnesota corporation (the
"Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                      1  ARTICLE

                                      DEFINITIONS

1.1 Section DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

1.2
     "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis, whether now existing or hereafter arising.

     "Advance" has the meaning given in Section

     "Book Net Income" or "Book Net Loss", as the case may be, means the Borrower's year-to-date net income or loss, determined in accordance with GAAP except for the exclusion of extraordinary items.

     "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

(a)            the Maximum Line; or
(b)
(c)            the sum of:
(d)
               (i)       75% of Eligible Accounts, plus

               (ii)      60% of Eligible Raw Material Inventory, plus

               (iii)     60% of Eligible Packaged Finished Goods Inventory, plus

               (iv)      50% of Eligible Keg Inventory, plus

               (v)       25% of Eligible Packaging Inventory;

provided, however, that the Borrowing Base component for Eligible Packaging Inventory shall be limited to $400,000 from February through July of each year and to $200,000 from August to January of each year, and further provided that the Borrowing Base component for the sum of all types of Eligible Inventory shall be limited to $1,200,000 from February through July of each year and to $900,000 from August to January of each year.

     "Collateral" has the meaning given in Section .

     "Default Rate" means an annual rate equal to 2% over the Floating Rate, which rate shall change when and as the Floating Rate changes.

     "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

     (1)       That portion of Accounts over 90 days past invoice date;

     (1) That portion of Accounts that are disputed or subject to a claim of offset or a contra account;

     (1) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

     (1) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that
     (A) the Lender has a first priority perfected security interest and
     (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

     (1) Accounts owed by an account debtor located outside the United States which are not backed by a bank letter of credit assigned to the Lender, in the possession of the Lender and acceptable to the Lender in all respects, in its sole discretion;

     (1) Accounts owed by an account debtor that is the subject of bankruptcy proceedings, has gone out of business;

     (1) Accounts owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower;

     (1) Accounts not subject to a duly perfected security interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;

     (1) That portion of Accounts that have been restructured, extended, amended or modified;

     (1) That portion of Accounts that constitutes finance charges, service charges or sales taxes;

     (1) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (1), (2) or (9) above; and

     (1) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

     "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible
Inventory:

     (1) Inventory that is: in-transit; located at any warehouse or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender located at job sites;

     (1)       Work-in-process Inventory;

     (1) Inventory that is slow moving, damaged, obsolete or not currently saleable in the normal course of the Borrower's operations, including but not limited to product greater than 180 days old;

     (1) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

     (1) Inventory that is subject to a security interest in favor of any Person other than the Lender;

     (1) Sample Inventory, syrups, returnable bottles, pallets, contract packaging, brews-in-process , gift shop materials point of sale materials, proprietary bottle pads, partitions, cartons, trays, slip sheets, dust covers, keg bung and caps;

     (1) Inventory not located at Borrower's premises in St. Paul, Minnesota;

     (1) Inventory purchased or manufactured pursuant to a license agreement not owned by the Borrower: and

     (1) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

     "Eligible Keg Inventory" means Eligible Inventory consisting of empty kegs.

     "Eligible Packaged Finished Goods Inventory" means Eligible Inventory consisting of packaged finished goods.

     "Eligible Packaging Inventory" means Eligible Inventory consisting of proprietary packaging materials.

     "Eligible Raw Material Inventory" means Eligible Inventory consisting of raw materials.

     "Event of Default" has the meaning specified in Section .

     "Floating Rate" means an annual rate equal to the sum of the Prime Rate plus one and one-half percent (1.5%) which annual rate shall change when and as the Prime Rate changes.

     "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section .

     "Guarantor" means any person guaranteeing payment of the Note or any of the other Obligations and any person executing any liquidation support agreement in favor of the Lenders.

     "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired.

     "Loan Documents" means this Agreement, the Note, the Disclosure, the Security Documents and any and all other related instruments, agreements and documents executed by the Borrower, any Guarantor or any other party and delivered to the Lender.

     "Maximum Line" means $3,000,000.

     "Note" means the Borrower's revolving promissory note, payable to the order of the Lender in form and content satisfactory to Lender.

     "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, including all indebtedness arising under this Agreement, the Note or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Prime Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A. as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

     "Security Documents" means the Collateral Account Agreement and the Lockbox Agreement, each of even date herewith and by and among the Borrower, the Lender and Norwest Bank Minnesota, National Association, and any and all other documents, instruments and agreements executed by the Borrower or any other party and delivered to the Lender as amended from time to time, as security for the Obligations.

     "Security Interest" has the meaning given in Section .

     "Termination Date" has the meaning given in Section .

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

                                 2    ARTICLE

                       AMOUNT AND TERMS OF THE CREDIT FACILITY


3.1 Section REVOLVING ADVANCES . The Lender may, in its sole discretion, make advances to the Borrower from time to time from the date this Agreement is signed and delivered to the Termination Date, on the terms and subject to the conditions herein set forth (each an "Advance"). The Lender shall not consider any request for an Advance if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances would exceed the Borrowing Base. The Borrower's obligation to pay the Advances shall be evidenced by the Note. Within the limits set forth in this Section , the Borrower may request Advances, prepay, and request additional Advances. The Borrower shall make each request for an Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Advance. Requests may be made in writing or by telephone.
3.2
3.3            Section  INTEREST; DEFAULT INTEREST.
3.4
(a) REVOLVING NOTE. Except as set forth in Sections and the outstanding principal balance of the Advances shall bear interest at the Floating Rate. All interest shall be payable monthly in arrears on the first day of the month and on demand.
(b)
(c) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to Section , the Borrower shall pay to the Lender interest of not less than $80,000 per year during the term of this Agreement and on each anniversary of the execution of this Agreement, the Borrower shall pay any deficiency between such minimum interest charge and the amount of interest otherwise calculated under Sections and .
(d)
(e) DEFAULT INTEREST RATE. From the first day of any month during which Borrower is not in compliance with its agreements set forth in this Agreement or the Note, in the Lender's discretion and without waiving any of its other rights and remedies, the outstanding principal balance of the Advances shall bear interest at the Default Rate.
(f)
3.5            Section  FEES.
3.6
(a) CLOSING FEE. The Borrower agrees to pay the Lender a closing fee of $ 30,000 upon the execution of this Agreement.
(b)
(c) MONITORING FEES. The Borrower agrees to pay the Lender collateral monitoring fees for the expense of auditors (not to exceed the then current standard applicable rate, which on the date of this Agreement is $75.00 per hour per auditor, plus out-of-pocket expenses).
(d)
3.7 Section DISCRETIONARY NATURE OF CREDIT FACILITY; AUTOMATIC RENEWAL. THE LENDER MAY AT ANY TIME AND FOR ANY REASON REFUSE TO MAKE AN ADVANCE AND/OR DEMAND PAYMENT OF THE ADVANCES AND TERMINATE THIS AGREEMENT WHETHER BORROWER IS OR IS NOT IN COMPLIANCE WITH THIS AGREEMENT. The Lender need not show that an adverse change has occurred in the Borrower's condition, financial or otherwise, in order to refuse to make any requested Advance or to demand payment of the Advances. Unless terminated by the Lender at any time or by the Borrower pursuant to Section , this Agreement shall remain in effect until the three-year anniversary of the date of this Agreement and, thereafter, shall automatically renew for successive one year periods. Each such anniversary date is herein referred to as a "Termination Date".
3.8
3.9            Section  TERMINATION BY BORROWER.
3.10
(a) TERMINATION BY BORROWER. The Borrower may terminate this Agreement at any time subject to payment and performance of all Obligations, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement, and paying the Lender a prepayment fee in accordance with Section if the Borrower terminates this Agreement effective as of any date other than a Termination Date.
(b)
(c)            PREPAYMENT FEE.   (a)   If the Borrower desires to terminate this
Agreement as of a Termination Date but without giving at least 30 days' prior written notice thereof, or if the Borrower desires to terminate this Agreement as of any date other than a Termination Date upon giving at least 30 days' prior written notice to the Lender of the Borrower's intention to do so, Borrower shall pay to the Lender a prepayment fee of the greater of (i) during the first year of this Agreement, 3% of the Maximum Line, during the second year of this Agreement, 2% of the Maximum Line and during the third or later year of this Agreement, 1% of the Maximum Line, or (ii) the Minimum Interest Charge pursuant to subsection 2.2(b) above less the amount of interest actually paid by the Borrower during the then current year of this Agreement; provided that (i) no prepayment penalty shall be due if the
Borrower shall prepay the Obligations solely from cash flow generated from the Borrower's operations in the ordinary course and (ii) no prepayment fee shall be required if the prepayment is wholly made pursuant to a refinancing with another "Wells Fargo" affiliated entity.
(d)
(e)            (b)  Lender shall have the right of first refusal with regard to a revolving credit facility with  Borrower's affiliate Gopher State
Ethanol, LLC, which revolving credit facility would be cross-defaulted and cross-collateralized with this Agreement. If Lender declines to provide such revolving credit facility to Gopher States Ethanol and Borrower obtains a revolving credit facility with another lender, this Agreement shall be terminated and all amounts owing shall be prepaid prior to or concurrently with the closing of such revolving credit facility and the prepayment fee set forth in (a) above shall be due, provided that if such termination and repayment occurs during the first three months following the closing of this Agreement, then in lieu of the prepayment fee set forth in (a) above,
Borrower shall pay to the Lender a prepayment fee of 1.5% of the average loan balance calculated from the date of this Agreement to the prepayment date.
(f)
3.11 Section MANDATORY PREPAYMENT/NON-USAGE PERIOD. Without notice or demand, if the outstanding principal balance of the Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Advances to the extent necessary to eliminate such excess.
3.12
3.13 Section ADVANCES WITHOUT REQUEST. The Borrower hereby authorizes the Lender, in its discretion, at any time or from time to time without the Borrower's request, to make Advances to pay accrued interest, fees, uncollected items that have been applied to the Obligations, and other Obligations due and payable from time to time.
3.14
          Section 2.8 USE OF PROCEEDS. The Borrower shall use the proceeds of Advances for ordinary working capital purposes or the first Advance hereunder shall be used to pay off the Borrower's existing working capital account with that portion of its line with Minnesota Brewing Limited Partnership in excess of $1,000,000, provided that the Borrower shall have minimum excess Borrowing Base availability of at least $100,000 prior to the initial Advance.

                               3    ARTICLE

                              SECURITY INTEREST

3.1 Section GRANT OF SECURITY INTEREST . The Borrower hereby grants to the Lender a security interest (the "Security Interest") in the following collateral (the "Collateral"), as security for the payment and performance of the Obligations:

INVENTORY: All inventory of Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located; and

ACCOUNTS AND OTHER RIGHTS TO PAYMENT: Each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Borrower or by some other person who subsequently transfers such person's interest to Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including all of Borrower's rights to payment in the form of all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles; and

EQUIPMENT: All of the Borrower's goods and equipment, as such term is defined in the UCC whether now or hereafter owned, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower;

INVESTMENT PROPERTY: All of the Borrower's investment property, as such term is defined in the UCC, including without limitation securities, securities accounts, securities entitlements, financial assets and certificates of deposit of the Borrower and all funds of the Borrower on deposit with and all property in the possession of the Lender or any depository institution, each whether now owned or hereafter acquired EXCEPT FOR approximately $500,000 in United States Treasury obligations held as collateral by the Federal Reservie Bank of Minneapolis for the benefit of the Bureau of Alcohol, Tobacco and Firearms; and

GENERAL INTANGIBLES: All of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future contract rights, patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of Borrower's business; and

PROCEEDS: Together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property and, in the case of all tangible property, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such tangible property, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such tangible property.

3.1 Section NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. The Lender may at any time (either before or after the occurrence of an Event of Default) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.
3.2
3.3            Section  OCCUPANCY.
3.4
(a) The Borrower hereby irrevocably grants to the Lender the right to take possession of each premises where Borrower conducts its business and has any rights of possession (the "Premises") at any time after the occurrence and during the continuance of an Event of Default.
(b)
(c) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender in good faith considers related.
(d)
(e) The Lender's right to hold the Premises shall terminate upon the earlier of payment in full of all Obligations, or final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.
(f)
(g) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.
(h)
3.5 Section LICENSE/MAINTENANCE OF INTELLECTUAL PROPERTY. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents owned by or licensed to the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default. The Borrower shall not sell, transfer, assign (by operation of law or otherwise), exchange, lease, license, allow to go abandoned or otherwise dispose of all or any portion of said intellectual property and shall maintain and protect all of such property in accordance with all applicable state, federal and foreign laws.
3.6
3.7 Section FILING A COPY. A carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by Borrower is sufficient as a financing statement.
3.8
                                   4    ARTICLE

                               CONDITIONS OF LENDING

          In view of the fact that Advances may be made in the sole discretion of the Lender, this Agreement does not set forth conditions precedent to Advances. The Lender will advise the Borrower of the Lender's documentation and other requirements before considering any Advance.

                                 3    ARTICLE

                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender as follows:

3.1 Section NAME; LOCATIONS; TAX ID NO., SUBSIDIARIES. During its existence, the Borrower has done business solely under its corporate name as set forth herein and under such trade names and such other corporate names as disclosed to Lender in writing before this Agreement is signed and delivered. The address of Borrower's chief executive office and principal place of business and its federal tax identification number are set forth below its signature to this Agreement. All Inventory is located at that location or at one of the other locations disclosed to Lender in writing before this Agreement is signed and delivered. The Borrower has no subsidiaries except as disclosed to Lender in writing before this Agreement is signed and delivered. The Borrower owns 27.5% of Gopher State Ethanol, LLC, a Delaware limited liability company.

3.1 Section FINANCIAL CONDITION; NO ADVERSE CHANGE. Before this Agreement was signed and delivered, the Borrower furnished the Lender certain of its unaudited financial statements certified by the Borrower. Those statements fairly present the Borrower's financial condition as the dates indicated therein and the results of its operations for the period ended December 31, 1998 and were prepared in accordance with generally accepted accounting principles.
Since December 31, 1998, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.
3.2

                                 4    ARTICLE

                    AFFIRMATIVE COVENANTS OF THE BORROWER

          So long as the Advances or any other obligations shall remain unpaid, the Borrower will comply with the requirements in this Article, unless the Lender shall otherwise consent in writing.

3.1 Section REPORTING REQUIREMENTS. The Borrower will deliver to the Lender each of the following in form and detail acceptable to the Lender:
3.2
(a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements prepared in accordance with GAAP;
(b)
(c) as soon as available and in any event within twenty (20) days after the end of each month, an unaudited/internal balance sheet and statement of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared in accordance with GAAP, subject to year-end audit adjustments, together with a completed compliance certificate in the form attached hereto;
(d)
(e) within twenty (20) days after the end of each month, agings of the Borrower's accounts receivable, together with a certificate of ineligible accounts, and agings of the Borrower's accounts payable, each as of the end of such month;
(f)
(g) not later than twenty (20) days after each month end or more frequently if requested by the Lender, inventory certifications and a detailed inventory report by the Borrower, each in form acceptable to the Lender, for such month and/or other period, as applicable;
(h)
(i) as soon as available, and within twenty (20) days of receipt thereof, a copy of the bank account statements of the Borrower from each bank with which Borrower maintains an account;
(j)
(k) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request;
(l)
(m) within three (3) days of Borrower's payment of or deposit for taxes, including but not limited to payroll taxes, proof of such payment in form acceptable to the Lender;
(n)
(o) at least thirty (30) days before the beginning of each of Borrower's fiscal years, projections of Borrower's monthly balance sheets and income statements for such fiscal year;
(p)
(q) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or which seek a monetary recovery against the Borrower in excess of $50,000;
(r) immediately after Borrower's knowledge thereof, notice in writing of all disputes and claims in excess of $15,000 individually; and
(s)
(t) within (3) days of Borrower's payment of state beverage and alcohol taxes, proof of such payment in form acceptable to the Lender.
(u)
3.3 Section INSPECTION. Upon the Lender's request, the Borrower will permit any officer, employee, attorney, agent or accountant for the Lender to audit, review, make extracts from or copy any and all records of the Borrower and to inspect the Collateral at all times during ordinary business hours.
3.4
3.5 Section ACCOUNT VERIFICATION. The Borrower will at any time and from time to time upon request of the Lender send requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Borrower authorizes the Lender to verify Accounts directly with account debtors or other obligors from time to time, including on a daily basis (and the Borrower understands the Lender intends to do so by telephone and/or in writing).
3.6
3.7 Section NO OTHER LIENS. The Borrower will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, purchase money security interests in equipment, and those security interests (if any) evidenced by the following UCC-1 Financing
Statements filed with the Secretary of State of Minnesota:   File No. 1656153,
filed March 8, 1995; File No. 1874860, filed September 3, 1996; File No. 1988133, filed November 12, 1997; and File No. 2052896, filed July 14, 1998.
3.8
3.9 Section INSURANCE . The Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with a lender's loss payable clause in favor of Lender to the extent of its interest. 3.10
3.11 Section LOCKBOX; COLLATERAL ACCOUNT. The Borrower has provided the Lender with agreements regarding a lockbox and a collateral account in connection with the collection of Accounts.
3.12
3.13 Section MINIMUM BOOK NET INCOME. The Borrower will at all times maintain during each period described below, a Book Net Income (bracketed figures indicate maximum Book Net Loss):
3.14

          Month                    Minimum Year-to-Date Book Net Income
          -----                    ------------------------------------
          April 1999                              < $795,000 >
          May 1999                                < $895,000 >
          June 1999                               < $795,000 >
          July 1999                               < $895,000 >
          August 1999                             < $995,000 >
          September 1999                          < $1,095,000 >
          October 1999                            < $1,195,000 >
          November 1999                           < $1,295,000 >
          December 1999                           < $1,440,000 >

     The Lender has the right to adjust the Minimum Book Net Income covenant levels based upon Borrower's fiscal year-end results. Failure by Borrower and Lender to establish covenant levels for fiscal year 2000 by April 30, 2000 shall be an Event of Default.

3.1            Section  NO SALE OR TRANSFER OF COLLATERAL AND OTHER ASSETS .
The Borrower will not sell, lease, assign, transfer or otherwise dispose of
(i) the stock of any subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to anyone other than the sale of Inventory in the ordinary course of business or the sale or other disposal of obsolete equipment.

3.2
3.3 Section PLACE OF BUSINESS; NAME . The Borrower will not change the location of its chief executive office or principal place of business from that disclosed pursuant to Section . The Borrower will not permit any tangible Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name without at least thirty (30) days prior written notice to the Lender.
3.4
3.5            Section CAPITAL EXPENDITURE LIMITATIONS.    The Borrower will not
expend or contract to expend more than $100,000 for any item or $350,000 in the aggregate during any calendar year for fixed assets, including Equipment, whether by way of purchase, capital lease or otherwise, and whether payable currently or in the future.
3.6
3.7 Section PROHIBITION ON DISTRIBUTIONS. The Borrower will not purchase or redeem any shares of Borrower's stock or declare or pay any dividends (other than dividends payable in capital stock) or make any distribution to stockholders of any assets of Borrower or make any distribution which would result in an Event of Default.
3.8
3.9            Section  LOANS TO AFFILIATE.   The Borrower will not permit any
amount to be owing to Borrower Gopher States Ethanol as a result of any borrowings, purchases, investments, advances or other transactions or events in excess of the amount owing on the date hereof.
3.10
3.11 Section MANAGEMENT CHANGE. The Borrower will not make any substantial change in the present management of Borrower without the prior written approval of Lender.

                                3    ARTICLE

                   EVENTS OF DEFAULT, RIGHTS AND REMEDIES

3.1 Section EVENTS OF DEFAULT . An "Event of Default" as used herein shall mean any of the following:
3.2
(a) Failure to pay the Note when demanded, and in this connection Borrower hereby waives presentment, notice of dishonor and protest;

(a) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;
(b)
(c) Default in the performance, or breach, of any covenant or agreement of the Borrower, any Guarantor or any other related party contained in this Agreement or any other Loan Document, including, without limitation, any support agreement.
(d)
(e) Default in the performance, or breach, of any covenant or agreement of Gopher States Ethanol contained in any agreement with Lender.
(f)
3.2 Section RIGHTS AND REMEDIES. As provided in Section , the Lender may, at any time and for any reason, refuse to make any requested Advance or demand payment of the Advances. Upon such demand or upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:
3.3
(a) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;
(b)
(c) The Lender may exercise any other rights and remedies available to it by law or agreement; and
(d)
(e) The Lender may demand an appraisal of the Borrower's tradenames and trademarks at Borrower's expense.
(f)
(g)  The remedies provided hereunder are cumulative.
3.4 Section CERTAIN NOTICES. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section )
at least 10 calendar days before the date of intended disposition or other action.
3.5
                                   4    ARTICLE

                                   MISCELLANEOUS

3.1 Section ADDRESSES FOR NOTICES, ETC . Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopy number as set forth below its signature to this Agreement.

3.1 Section COSTS AND EXPENSES . The Borrower agrees to pay on demand all costs and expenses (including legal fees) incurred by the Lender in connection with the Loan Documents, and any other document or agreement related thereto, and the transactions contemplated hereby, including wire transfer and ACH charges, the cost of credit reports, overadvance fees, the expense of any auditors (not to exceed the then current standard applicable rate, which on the date of this Agreement is $75.00 per hour per auditor, plus out of pocket expenses), and fees and expenses in enforcing this Agreement.

3.1 Section INDEMNITY. In addition to the payment of expenses pursuant to Section , the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):
3.2
(a) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances;
(b)
(c) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances; and
(d)
(e) any claim, loss or damage to which any Indemnitee may be subjected as a result of any violation of any federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health and the environment, in any manner related to or arising out of or in connection with the making of the Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances.
(f)
(g) If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.
(h)
3.3            Section  BINDING EFFECT; ASSIGNMENT; SHARING OF INFORMATION .
The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any
interest therein without the prior written consent of the Lender.   Without
limitation of the Lender's right to share information regarding the Borrower and its Affiliates with Lender's participants, accountants, lawyers and other advisors, the Lender may share at any time with Wells Fargo Corporation, and all direct and indirect subsidiaries of Wells Fargo Corporation, any and all information the Lender may have in its possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such sharing of information.
3.4
3.5 Section GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. This Agreement and the Note shall be governed by and construed in accordance with the laws (other than conflict laws) of the State of
Minnesota.  Each party consents to
the personal jurisdiction of the state and federal courts located in the
State of Minnesota in connection with any controversy related to this
Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin
County, Minnesota located in Minneapolis, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. THE PARTIES WAIVE
ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING
TO THIS AGREEMENT.
3.6
3.7
3.8
3.9
3.10
3.11
3.12
3.13
                              [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

WELLS FARGO BUSINESS CREDIT, INC.          MINNESOTA BREWING COMPANY


By                                         By
   --------------------------------           --------------------------------
   Doug Wall                                  John Lee
   Its Assistant Vice President               Its Chief Executive Officer

Address:                                   Address:
Norwest Center                             882 West 7th Street
Sixth Street and Marquette Avenue          St. Paul, MN 55102
Minneapolis, Minnesota 55479-0152
                                           Telecopy No. (651) 290-8220
Telecopy No. (612) 341-2472                Federal Tax I.D. No. 41-1707599
Federal Tax ID No. 41-1712687





                 [Signature Page to Credit and Security Agreement]

                               COMPLIANCE CERTIFICATE

To:       Doug Wall
     Wells Fargo Business Credit, Inc.

Date:                            , 199
        -------------------------     ---
Subject:       Minnesota Brewing Company
     Financial Statements

          In accordance with our Credit and Security Agreement dated as of April 15, 1999 (the "Credit Agreement"), attached are the financial statements of Minnesota Brewing Company (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

          I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

          EVENTS OF DEFAULT.  (Check one):

     / / The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

/ / The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

          REPRESENTATION AND WARRANTIES. (Check one):

     / / The undersigned hereby reaffirms the representations and warranties as set forth in the Credit Agreement, each of which are true and correct as of the date hereof.

     / / The undersigned hereby reaffirms the representations and warranties set forth in the Credit Agreement, each of which are true and correct as of the date hereof except as described in the statement attached hereto.

          FINANCIAL COVENANTS.  I further hereby certify as follows:

1         .    MINIMUM BOOK NET INCOME  Pursuant to Section of the Credit
Agreement, as of the Reporting Date, the Borrower's Book Net Income was $____________, which / / satisfies / / does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below (bracketed numbers indicate maximum Book Net Loss):

          Month                             Minimum Book Net Income
          -----                             ------------------------
          April 1999                              < $795,000 >
          May 1999                                < $895,000 >
          June 1999                               < $795,000 >
          July 1999                               < $895,000 >
          August 1999                             < $995,000 >
          September 1999                          < $1,095,000 >
          October 1999                            < $1,195,000 >
          November 1999                           < $1,295,000 >
          December 1999                           < $1,440,000 >

          Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                         MINNESOTA BREWING COMPANY


                         By
                            -------------------------------------------------
                              Michael C. Hime
                              Its Chief Financial Officer